UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 29, 2007

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Attached as Exhibit 100 to this Current Report on Form 8-K are the following, formatted in XBRL (Extensible Business Reporting Language), from The PNC Financial Services Group, Inc. (the “Corporation”) Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 9, 2007: (i) the Consolidated Income Statement, (ii) the Consolidated Balance Sheet, and (iii) the Consolidated Statement Of Cash Flows.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL documents is unaudited and these are not the official publicly filed consolidated financial statements of the Corporation. The purpose of submitting these XBRL-formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official publicly filed version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

100 The following, formatted in XBRL, from the Corporation’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 9, 2007: (i) the Consolidated Income Statement, (ii) the Consolidated Balance Sheet, and (iii) the Consolidated Statement Of Cash Flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: August 29, 2007	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
100.INS	XBRL Instance Document	Furnished herewith

100.SCH	XBRL Taxonomy Extension Schema Document	Furnished herewith

100.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Furnished herewith

100.LAB	XBRL Taxonomy Extension Label Linkbase Document	Furnished herewith

100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Furnished herewith